Exhibit 10.4

BOARD OF DIRECTORS WAIVER OF CASH COMPENSATION

Contingent upon the completion of the pending common stock financing the approximate amount of $405,000, the undersigned members of the board of directors of Path 1 Network Technologies, Inc. hereby waive and forfeit the right to receive any cash compensation, including accrued but unpaid cash compensation to date, in connection with his services on the board of directors of Path 1 Network Technologies, Inc. through December 31, 2006.

/s/ Robert B. Clasen	August 30, 2006
Robert B. Clasen

/s/ James A. Bixby	August 30, 2006
James A. Bixby

/s/ Mark D. Buckner	August 29, 2006
Mark D. Buckner

/s/ Robert L. Packer	August 30, 2006
Robert L. Packer